Exhibit 10.67

                AGREEMENT OF INDEMNIFICATION

           AGREEMENT OF INDEMNIFICATION, dated as of August
8, 1994, by and between BLUE CROSS AND BLUE SHIELD OF
MISSOURI, a Missouri not-for-profit corporation ("BCBSMo") and RIGHTCHOICE MANAGED CARE, INC., a Missouri corporation
("RightCHOICE").

                     W I T N E S S E T H

             WHEREAS, the parties have entered into that certain Reorganization Agreement, dated as of August 8, 1994 (the "Reorganization Agreement'), by and among BCBSMo, RightCHOICE and Healthy Alliance Life Insurance Company, a Missouri insurance company;

             WHEREAS, pursuant to the terms of the
Reorganization Agreement RightCHOICE has agreed to assume certain liabilities and obligations of BCBSMo, and BCBSMo has agreed to retain and discharge certain other liabilities and obligations of BCBSMo;

            WHEREAS, BCBSMo wishes to indemnify and hold harmless RightCHOICE for any liabilities and obligations of BCBSMo retained by BCBSMo pursuant to the terms of the Reorganization Agreement;

            WHEREAS, RightCHOICE wishes to indemnify and hold harmless BCBSMo for any liabilities and obligations of BCBSMo assumed by RightCHOICE pursuant to the terms of the Reorganization Agreement;

            WHEREAS, it is a condition precedent to the terms of the Reorganization Agreement that the parties enter into this Agreement;

              WHEREAS, the parties hereto desire to satisfy such condition by entering into this Agreement pursuant to which each party will indemnify the other party and its subsidiaries;

             NOW, THEREFORE, in consideration of the
foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
                          ARTICLE I

                DEFINITIONS AND CONSTRUCTION

          SECTION 1.01.  Definitions.  For purposes of this
Agreement, capitalized terms shall, unless otherwise specified herein, have the meanings specified in the Reorganization Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

          SECTION 1.02.  Construction.  In this Agreement,
unless the context otherwise requires:

               (a)  Articles and Sections referred to by
number shall mean the corresponding Articles and Sections of this Agreement.

               (b)  The terms "hereby," "hereof," 'hereto,"
"herein," "hereunder," and any similar terms, as used in this Agreement refer to this Agreement, and the term
"hereafter" shall mean after, and the term "heretofore" shall mean before the date of execution of this Agreement.

               (c)  Words of the masculine gender shall be
deemed and construed to include correlative words of the feminine and neuter genders. Words importing the singular number shall include the plural number and vice versa, and words importing persons shall include corporations and associations, including public bodies, as well as natural persons.


                         ARTICLE II

                       INDEMNIFICATION

          SECTION 2.01.  Indemnification.

               (a)     BCBSMo shall indemnify and hold
harmless RightCHOICE and each of its subsidiaries and their respective officers, directors, shareholders, agents, employees, representatives, successors and assigns from and against any and all losses, claims, damages, obligations, demands, assessments, judgments, liabilities (whether based on contract, tort or otherwise) or expenses (including, without limitation, settlement costs and reasonable legal or other expenses for investigating or defending any action or threatened action) based on, or directly or indirectly resulting from or in connection with the Excluded Liabilities .

               (b)  RightCHOICE shall indemnify and hold
harmless BCBSMo and each of its subsidiaries and their respective officers, directors, shareholders, agents, employees, representatives, successors and assigns from and against any and all losses, claims, damages, obligations, demands, assessments, judgments, liabilities (whether based on contract, tort or otherwise) or expenses (including, without limitation, settlement costs and reasonable legal or other expenses for investigating or defending any action or threatened action) based on, or directly or indirectly resulting from or in connection with the Assumed Liabilities.

          SECTION 2.02     Procedure.  All claims for
indemnification by a party under this Agreement (the party claiming indemnification and the party against whom such claims are asserted being hereinafter called the "Indemnified Party" and the "Indemnifying Party," respectively) shall be asserted and resolved as follows:

(a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, such Indemnified Party shall with reasonable promptness give notice (the "Claim Notice'") to the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not he conclusive of the final amount of such claim and demand). The Indemnifying Party shall not be obligated to indemnify an Indemnified Party under this Agreement with respect to any such claim or demand if such Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement, and, as a result of such failure, the Indemnifying Party's ability to defend against the claim or demand is materially prejudiced. The Indemnifying Party shall have thirty (30) days from the delivery or mailing of the Claim Notice (the "Notice Period") to notify an Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand, and (ii) whether or not it desires, at the cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized, but is not obligated, prior to and during the Notice Period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall, subject to the last sentence of this paragraph, have the right to control the defense against the claim by all appropriate proceedings and any settlement negotiations. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnifying Party fails to respond to the Indemnified Party within the Notice Period, elects not to defend the Indemnified Party, or after electing to defend fails to commence or reasonably pursue such defense, then the Indemnified Party shall have the right, but not the obligation, to undertake or continue the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter all on behalf, for the account and at the risk of the Indemnifying Party.

               (b)  If requested by an Indemnifying Party,
each Indemnified Party agrees, at the Indemnifying Party's expense, to cooperate with the Indemnifying Party and its counsel in contesting am claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim as to which indemnification is sought under this Agreement may be settled without the consent of the Indemnifying Party, except as provided in paragraph (a) of this Section.

               (c)  If an Indemnified Party should have a
claim against an Indemnifying Parry hereunder which does nor involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes such claim, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction,

          SECTION 2.03.  Costs.  If any legal action or
other proceeding is brought for the enforcement or interpretation of any of the rights or provisions of this Agreement, or because of an alleged dispute, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.
                         ARTICLE III

                        MISCELLANEOUS

          SECTION 3.01. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail return receipt requested with first class postage prepaid as follows:

               If to BCBSMo:

                    Blue Cross and Blue Shield of Missouri
                    1831 Chestnut Street
                    St. Louis, Missouri 63103
                    Attn.:  Executive Vice President

               If to RightCHOICE:

                    RightCHOICE Managed Care, Inc.
                    1831 Chestnut Street
                    St. Louis, Missouri 63103
                    Attn.:  Chief Operating Officer

or such other address as any person may request by notice given as aforesaid. Notices sent as provided herein shall be deemed to have been delivered on the fifth business day following the date on which it is so mailed,

          SECTION 3.02.  GOVERNING LAW.  THIS AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE
STATE OF MISSOURI WITHOUT REGARD TO SUCH STATE'S PROVISIONS
PERTAINING TO CHOICE OF LAW.

          SECTION 3.03.  Amendment.  This Agreement,
including all other agreements and documents executed in connection herewith, constitutes the entire agreement among the parties hereto with respect to the subject hereof and no amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by each party hereto.

          SECTION 3.04.  Headings. The headings contained in
this Agreement have been inserted for the convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

          SECTION 3.05.  No Third Party Beneficiaries. Each
of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto, respectively, as their interests shall appear, and shall not be deemed to be for the benefit of any other person or entity or group of persons or entities.

          SECTION 3.06.  Successors and Assigns. This
Agreement shall bind and inure to the benefit of each party hereto, and to each party's successors, assigns, agents and representatives.

          SECTION 3.07.  Partial Invalidity. In the event
that any term or provision of this Agreement shall to any extent be held by a court of proper jurisdiction to be invalid or unenforceable for any reason, the remainder of this Agreement shall not be affected thereby, and the remaining terms and provisions hereof shall remain in full force and effect. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as will achieve the intent of this Agreement.

          SECTION 3.08.  Counterparts. This Agreement may be
executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date hereinabove written.

                    BLUE CROSS AND BLUE SHIELD OF MISSOURI

                    By:  /s/ Roy R. Heimburger
                         Name:  Roy R. Heimburger
                         Title:  Chief Executive Officer


                    RIGHTCHOICE MANAGED CARE, INC.

                    By:  /s/ Roy R. Heimburger
                         Name:  Roy R. Heimburger
                         Title:  President and Chief
                                 Executive Officer